EXHIBIT 23.1

Consent of Independent Auditors

We consent to the reference to our firm under the caption “Experts” in this Amendment No. 1 to the Registration Statement (Form S-3 No. 333-106730) and related Prospectus of Nationwide Health Properties, Inc. and to the incorporation by reference therein of our report dated January 24, 2003, with respect to the consolidated financial statements and schedule of Nationwide Health Properties, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 2002, filed with the Securities and Exchange Commission.

/s/    ERNST & YOUNG LLP

Irvine, California

September 11, 2003